UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024 (April 1, 2024)

TMT Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41667	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

420 Lexington Ave, Suite 2446
New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 627-0058

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	TMTCU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	TMTC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive two-tenths of one ordinary share	TMTCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the second amended and restated memorandum and articles of association (the “Charter”) of TMT Acquisition Corp (the “Company”), the Company has until March 30, 2024 to complete its initial business combination, provided however, the Company may extend the period of time to consummate a business combination up to two times, each by an additional three months, subject to 2TM Holding LP, the sponsor of the Company (the “Sponsor”) or its designee, depositing $600,000 into the trust account of the Company.

On March 21, 2024, Ms. Xiaozhen Li, a limited partner of the Sponsor, deposited $300,000 into the Company’s working capital account, which amount was subsequently transferred into the Company’s trust account on April 1, 2024 (the “Sponsor Extension Fee”). As previously reported, on March 19, 2024, the Company issued an unsecured promissory note to Ms. Li with a principal amount of $300,000 (the “Sponsor Note”).

The Sponsor Note bears no interest and is repayable in full upon consummation of the business combination. Ms. Li may, at her election, convert the Sponsor Note, in whole or in part, into the Company’s units, provided that written notice of such intention is given to the Company at least two (2) business days prior to the consummation of the business combination. The number of the Company’s units to be received by Ms. Li in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Ms. Li by (y) $10.00. Each of the Company’s units consists of one (1) ordinary share of the Company and one (1) right to receive two-tenths (2/10) of one (1) ordinary share of the Company.

On April 1, 2024, Elong Power Holding Limited (“Elong”) deposited $300,000 into the trust account of the Company (the “Elong Extension Fee,” together with the Sponsor Extension Fee, the “Extension Fee”). The Extension Fee extends the timeline to complete a business combination for an additional three months from March 30, 2024 to June 30, 2024 (the “Extension”). Such deposit of the Elong Extension Fee is evidenced by an unsecured promissory note (the “Elong Note”) in the principal amount of $300,000 to Elong.

The Elong Note bears no interest and is repayable in full upon consummation of the business combination. Elong may, at its election, convert the Elong Note, in whole or in part, into the Company’s units, provided that written notice of such intention is given to the Company at least two (2) business days prior to the consummation of the business combination. The number of the Company’s units to be received by Elong in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Elong by (y) $10.00. Each unit of the Company consists of one (1) ordinary share of the Company and one (1) right to receive two-tenths (2/10) of one (1) ordinary share of the Company.

The issuances of the Sponsor Note and the Elong Note were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Sponsor Note is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 22, 2024 and is incorporated herein by reference. A copy of the Elong Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Sponsor Note and Elong Note.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Units (and the underlying securities), if any, may not, subject to certain limited exceptions, be transferable or salable by the holders until the completion of the Company’s initial business combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Promissory Note, dated April 1, 2024, issued by the Company to Elong.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2024	TMT Acquisition Corp

	By:	/s/ Dajiang Guo
	Name:	Dajiang Guo
	Title:	Chief Executive Officer